Exhibit 3.110

CERTIFIED COPY
FILED - Arkansas Secretary of State - Mark Martin - Doc#: 5331228005 Filing#: 811067047 - Filed On: 12/31/2014 - Page(s): 2
SEAL OF THE SECRETARY OF STATE ARKANSAS
Arkansas Secretary of State
Mark Martin State Capitol • Little Rock, Arkansas 72201-1094 501-682-3409 • www.sos.arkansas.gov
Business & Commercial Services, 250 Victory Building, 1401 W. Capitol, Little Rock
ARTICLES OF CONVERSION
ACT 408 OF 2009
(PLEASE TYPE OR PRINT CLEARLY IN INK)
The undersigned hereby state:
Habilitation Center, Inc.
Name of the entity converting from
Corporation Arkansas
Type of entity converting from Jurisdiction
Is converting to: Habilitation Center, LLC
Name of entity
Limited Liability Company Arkansas
Type of entity converting to Jurisdiction
The conversion has been approved as required by Arkansas law; and
That the conversion has been approved as required by the governing statute of the converted organization; and
That the converted organization has filed a statement appointing an agent for service of process under § 4-20-112 if the converted organization is a nonfiling or nonqualified foreign entity; and
That a copy of the plan of conversion is attached or a copy of the plan of conversion is on file at the office located at: 830 Crescent Centre Drive, Suite 610, Franklin, TN 37067;
And that the effective date of conversion is December 31, 2014 at 10:59 p.m. CST.
I understand that knowingly signing a false document with the intent to file with the Arkansas Secretary of State is a Class C misdemeanor and is punishable by a fine up to $100.00 and/or imprisonment up to 30 days.
Executed this 23rd day of December, 2014.
Day Month Year
Christopher L. Howard, Vice President and Secretary
Signature of Authorizing Officer Authorizing Officer and Title of Officer (Type or Print)
These Articles of Conversion must be filed in conjunction with an initial filing appropriate for the specific converted entity type
CERTIFIED COPY
Filing Fee: Partnership $15.00, Limited Liability Company $25.00, Corporation $50.00 Art_Conv Rev 12/2009

CERTIFIED COPY
SEAL OF THE SECRETARY OF STATE ARKANSAS
Arkansas Secretary of State
Mark Martin State Capitol • Little Rock, Arkansas 72201-1094 501-682-3409 • www.sos.arkansas.gov
Business & Commercial Services, 250 Victory Building, 1401 W. Capitol, Little Rock
Articles of Organization for Limited Liability Company
(PLEASE TYPE OR PRINT CLEARLY IN INK)
The undersigned authorized manager or member or person forming this Limited Liability Company under the Small Business Entity Tax Pass Through Act, Act 1003 of 1993, adopts the following Articles of Organization of such Limited Liability Company:
1. The Name of the Limited Liability Company is: Habilitation Center, LLC
(Must contain the words “Limited Liability Company,” “Limited Company,” of the abbreviations Must contain the words “Limited Liability Company,” “Limited Company,” or the abbreviation “L.L.C.,” “L.C.,” “LLC,” or “LC.” The word “Limited” may be abbreviated as “Ltd.”, and the “Company” may be abbreviated as “Co.” Companies which perform Professional Service MUST additionally contain the words “Professional Limited Liability Company,” “Professional Limited Company,” or the abbreviations “P.L.L.C.,” “P.L.C.,” “PLLC,” or “PLC” and may not contain the name of the person who is not a member except that of a deceased member. The word “Limited” may be abbreviated as “Ltd.” and the word “Company” may be abbreviated as “Co.”)
2. Address of principal place of business of the Limited Liability Company (Which may be, but not need be, the place of business) shall be: 830 Crescent Centre Drive, Suite 610, Franklin, TN 37067
3. The name and address of the registered agent of this company shall be: The Corporation Company
(Name)
124 West Capitol Avenue, Suite 1900 Little Rock, AR 72201
(Physical Street Address) (City, State & Zip)
4. If the management of this company is vested in a manager or managers, a statement to that effect must be included in the space provided or by attachment: The company will be member-managed.
I understand that knowingly signing a false document with the intent to file with the Arkansas Secretary of State is a Class C misdemeanor and is punishable by a fine up to $100.00 and/or imprisonment up to 30 days.
Executed this 23rd day of December, 2014.
Christopher L. Howard
(Signature of person(s) forming the company) (Typed or printed name)
(Signature of person(s) forming the company) (Typed or printed name)
(Signature of person(s) forming the company) (Typed or printed name)
CERTIFIED COPY
Filing Fee $50.00 payable to Arkansas Secretary of State LL-01 Rev. 10/08